Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (NO. 333-205577) pertaining to the Stock Option Plan of NanoVibronix, Inc. of our report dated March 29, 2018 with respect to the consolidated financial statements of NanoVibronix, Inc. and its subsidiary as of December 31, 2017 and for the year then ended, included in the Annual Report on Form 10-K for the year ended December 31, 2018.

Tel-Aviv, Israel	Kost Forer Gabbay and Kasierer
April 15, 2019	A member of Ernst & Young Global